Exhibit 99.1

news release

Enbridge Energy Partners Announces Extension of Exchange Offers

Houston, August 20, 2008 — Enbridge Energy Partners, L.P. (NYSE:EEP) (the “Partnership”) announced today that it has extended the expiration date with respect to its previously announced offers to exchange $400,000,000 of its 6.50% Series B Notes due 2018 that have been registered under the Securities Act of 1933 for $400,000,000 of 6.50% Series A Notes due 2018 that have not been registered under the Securities Act of 1933 and $400,000,000 of 7.50% Series B Notes due 2038 that have been registered under the Securities Act of 1933 for $400,000,000 of 7.50% Series A Notes due 2038 that have not been registered under the Securities Act of 1933.

The Partnership has received tenders for $395,000,000 aggregate principal amount of the outstanding $400,000,000 of 6.50% Series A Notes due 2018 and $400,000,000 aggregate principal amount of the outstanding $400,000,000 of 7.50% Series A Notes due 2038.  The expiration date for the exchange offers has been extended to 5:00 p.m., New York City time, on August 25, 2008. All other terms of the exchange offers remain unchanged.

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) owns the U.S. portion of the world’s longest liquid petroleum pipeline and is active in natural gas gathering, processing and transmission.

Treasury Contact:	Investor Relations Contact:
Jonathan Rose	Douglas Montgomery
Telephone: (403) 231-7392	Toll-free: (866) EEP INFO or (866) 337-4636
E-mail: jonathan.rose@enbridge.com	E-mail: eep@enbridge.com

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